UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2022

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11766 Wilshire Blvd., Suite 1670
Los Angeles, California 90025
(Address of principal executive offices)

Registrant’s telephone number, including area code: (424) 208-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
In June of 2022, Pacific Oak Strategic Opportunity REIT, Inc., a Maryland corporation (the “Company,” “we” or “us”) redeemed, through its wholly owned subsidiary Pacific Oak Residential Trust, Inc. (“PORT”), 510,816 Special Common Units of PORT OP LP, a consolidated subsidiary of the Company and the operating partnership of PORT (“PORT OP”), representing approximately 3.20% interest, held by a subsidiary of Pacific Oak Capital Advisors, LLC, the Company’s external advisor (the “Advisor”). Following the redemption, the Company, through PORT, owned 100% of PORT OP. In July of 2022, the Company also acquired, through PORT OP, all of the outstanding common stock of Pacific Oak Residential Trust II, Inc. (“PORT II”), a separate program formerly advised by an affiliate of the Advisor, Pacific Oak Residential Advisors, LLC (“PORA”), that it did not already own, giving it ownership of 100% of the common stock of PORT II.
PORT Advisory Agreement - Exhibit 10.1
In connection with the foregoing transactions, on September 9, 2022, but effective September 1, 2022, PORT entered into an advisory agreement with PORA (the “PORT Advisory Agreement”) pursuant to which PORA will act as a product specialist with respect to the Company’s single family rental property investment portfolio, held through PORT. The PORT Advisory Agreement has an initial two-year term and may be renewed for additional one-year terms. Pursuant to the PORT Advisory Agreement, PORT will pay PORA: (1) an acquisition fee equal to 1.0% of the cost of each asset which consists of the price paid for the asset plus any amounts funded or budgeted at the time of acquisition for capital expenditures; and (2) a quarterly asset management fee equal to 0.25% (1.0% annually) on the aggregate value of PORT’s assets, as determined in accordance with PORT’s valuation guidelines, as of the end of each quarter. In the case of investments made through a joint venture, the acquisition fee will be based on PORT’s proportionate share of the joint venture. For substantial assistance in connection with the sale of properties or other investments (including a sale of PORT itself), PORT also pays PORA or its affiliates 1.0% of the contract sales price.
In the event of an initial public offering, a sale of all or substantially all of PORT’s equity interests or properties, a merger, or a share exchange in which PORT’s stockholders receive consideration for their shares in PORT, a conversion to a publicly offered perpetual life “NAV REIT” that would aim to offer enhanced, monthly liquidity through PORT’s share repurchase plan on a perpetual basis, or a termination of the PORT Advisory Agreement without cause by PORT, PORA will also be paid an incentive fee if PORT’s performance exceeds certain thresholds. The incentive fee is comprised of two parts. First, there an incentive fee based on the Company’s invested capital, which is measured from the Company’s initial investment in PORT in November 2019. If the total return on the Company’s invested capital in PORT exceeds a 5% cumulative, non-compounded, annual return on invested capital (the “Legacy Hurdle Amount”), then the incentive fee equals 48% of the following: (i) the amount by which the total return on the Company’s invested capital exceeds the Legacy Hurdle Amount (any such excess, the “Legacy Excess Profits”) until the total amount allocated to PORA hereunder equals 12.5% of the sum of (x) the Legacy Hurdle Amount and (y) any amount due to PORA pursuant to this clause (this is referred to as a “Legacy Catch-Up”) and (ii) to the extent there are remaining Legacy Excess Profits, 12.5% of such remaining Legacy Excess Profits. Second, there is an incentive fee based on the invested capital from PORT’s Private Offering (defined below), which is measured from the commencement of the Private Offering. If the total return on the Private Offering invested capital in PORT exceeds a 5% cumulative, non-compounded, annual return on invested capital (the “Offering Hurdle Amount”), then the incentive fee equals (i) the amount by which the total return on the Private Offering invested capital exceeds the Offering Hurdle Amount (any such excess, the “Offering Excess Profits”) until the total amount allocated to PORA hereunder equals 12.5% of the sum of (x) the Offering Hurdle Amount and (y) any amount due to PORA pursuant to this clause (this is referred to as a “Offering Catch-Up”) and (ii) to the extent there are remaining Offering Excess Profits, 12.5% of such remaining Offering Excess Profits. PORT will also reimburse PORA for costs incurred on its behalf in providing services, but will not reimburse PORA for the salary, bonuses and benefits it pays or provides to persons providing services to PORT.
Amended and Restated Advisory Agreement - Exhibit 10.2
On September 9, 2022, in connection with PORT’s entry into the PORT Advisory Agreement, the Company amended and restated its advisory agreement with the Advisor, also effective September 1, 2022 (the “Amended Company Advisory Agreement”). Under the Amended Company Advisory Agreement, the Company will no longer pay acquisition fees, asset management fees or disposition fees to the Advisor with respect to investments held or made through PORT. The Company’s investment in PORT will still be considered when computing any potential incentive fees due to the Advisor under the Amended Company Advisory Agreement.
PORT Property Management Agreement - Exhibit 10.3
On September 9, 2022, in connection with the foregoing transactions, effective September 1, 2022, PORT entered into a property management agreement with DMH Realty, LLC (“DMH Realty”), an affiliate of PORA and the Advisor (the “PORT Property Management Agreement”). The PORT Property Management Agreement has an initial two-year term and may be renewed for additional one-year terms. Pursuant to the PORT Property Management Agreement, PORT will pay DMH Realty a property management fee equal to the following: (a) for all Collected Rental Revenues (defined below) up to $50,000,000 per annum (or $4,166,667 per month), 8%; (b) for all Collected Rental Revenues in excess of $50,000,000 per annum, but less than or equal to $75,000,000 per annum (or $6,250,000 per month), 7%; and (c) for all Collected Rental Revenues in excess of $75,000,000 per annum (or $6,250,000 per month), 6%. “Collected Rental Revenues” means the amount of rental revenue actually collected for each property per the terms of the lease pertaining to each property (including lease breakage fees) or pursuant to any early termination buyouts, but excluding other income items, fees or revenue collected by DMH Realty, including but not limited to: application fees, insufficient funds fees, late fees, move-in fees, pet fees, and security deposits (except to the extent applied to rent per the terms of the lease pertaining to any property). PORT will also pay DMH Realty the following leasing fees: for all newly placed tenants, one-half of one month’s rent applicable to the initial rent period, and for all renewal tenants, $100. PORT will also pay DMH Realty shared fees equal to 100% of any application fees collected and 50% of any insufficient funds fees, late fees and certain other fees collected. DMH Realty may also perform additional services at rates that would be payable to unrelated parties.
The PORT Property Management Agreement will terminate automatically in the event of an initial public offering by PORT; a sale of all or substantially all of its equity interests or properties, a merger, or a share exchange, in a transaction that provides PORT stockholders with any combination of cash and/or securities of a publicly traded company in exchange for their common shares; or if the PORT Advisory Agreement is terminated (including through non-renewal) (except for cause) by PORT. If the PORT Property Management Agreement terminates automatically, PORT will be required to pay DMH Realty, in addition to other fees payable under the agreement, a termination fee equal to two times the sum of the annual property management fee for the trailing 12-month period. If PORT terminates the PORT Property Management Agreement without cause, PORT will also be required to pay DMH Realty, in addition to other fees payable under the agreement, a termination fee equal to three times the sum of the annual property management fee for the trailing 12-month period.
PORT Dealer Manager Agreement - Exhibit 10.4
On September 9, 2022, PORT also commenced a private offering of up to $500 million of common stock in a primary offering and up to $50 million of common stock under its distribution reinvestment plan (the “Private Offering.”) PORT engaged Pacific Oak Capital Markets, LLC (“POCM”), an affiliate of the Advisor, PORA and DHM Realty, to be the dealer manager for the Private Offering, pursuant to a dealer manager agreement effective as of September 9, 2022 (the “PORT Dealer Manager Agreement”). Pursuant to the PORT Dealer Manager Agreement, with respect to Class A shares, PORT will generally pay POCM: (1) selling commissions equal to up to 6.0% of the net asset value (“NAV”) of each share sold in the primary offering, which POCM may reallow in part or in full to participating broker-dealers; (2) a dealer manager fee equal to up to 1.5% of the NAV of each share sold in the primary offering, which POCM may reallow in part or in full to participating broker-dealers; and (3) a placement agent fee equal to up to 1.5% of the NAV of each share sold in the primary offering. With respect to Class T shares, PORT will generally pay POCM: (1) selling commissions equal to up to 3.0% of the NAV of each share sold in the primary offering, which POCM may reallow in part or in full to participating broker-dealers; (2) a dealer manager fee equal to up to 0.75% of the NAV of each share sold in the primary offering, which POCM may reallow in part or in full to participating broker-dealers; and (3) a placement agent fee equal to up to 0.75% of the NAV of each share sold in the primary offering. PORT will not pay any selling commissions, dealer manager or placement agent fees in connection with the sale of shares under the distribution reinvestment plan.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Ex.	Description
10.1	PORT Advisory Agreement
10.2	Amended and Restated Advisory Agreement
10.3	PORT Property Management Agreement
10.4	PORT Dealer Manager Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: September 9, 2022	BY:	/s/ Michael A. Bender
Michael A. Bender
Chief Financial Officer, Treasurer and Secretary